CADUS PHARMACEUTICAL CORPORATION
                           777 Old Saw Mill River Road
                         Tarrytown, New York 10591-6705



                                                     December 12, 1995



Dr. Jeremy Levin
2 West 67th Street
New York, New York 10023

Dear Dr. Levin:

     This letter sets forth the terms and conditions under which Cadus Pharmaceutical Corporation, a Delaware corporation (the "Employer"), will continue to employ you (the "Executive") as the Chief Executive Officer of the Employer.

     1. EMPLOYMENT. Employer hereby agrees to employ Executive, and Executive agrees to serve Employer, as the Chief Executive Officer of Employer, upon the terms and conditions hereinafter set forth.

     2. TERM. The employment of Executive by Employer hereunder commenced on December 12, 1995 and will terminate on the second anniversary of such date.

     3. DUTIES. Executive shall serve Employer as its Chief Executive Officer and render such managerial, administrative and other services as normally are associated with and incident to such position. Executive shall report directly to the Board of Directors of Employer.

     4. COMPENSATION.

     (a) Employer shall pay Executive a base salary at the rate of Two Hundred Twenty-Five Thousand Dollars ($225,000) per annum. Employer shall pay Executive's salary in accordance with Employer's standard practices and procedures in effect from time to time, but in no event less often than semi-monthly. Annually, at least thirty (30) days prior to the anniversary of the date hereof, the Compensation Committee of Employer shall review Executive's performance of his duties hereunder and may, in its discretion, increase Executive's base salary.

     (b) Annually, on the anniversary of the date hereof, Employer shall pay to Executive a guaranteed bonus in an amount equal to twenty percent (20%) of his annual base salary in effect for the year then ended.

     (c) The Compensation Committee of Employer will


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Dr. Jeremy Levin
December 12, 1995
Page 2


review annually, at least thirty (30) days prior to the anniversary of the date hereof, the performance of Executive with a view toward awarding an annual merit bonus. The decision as to whether or not to award a merit bonus and the amount of such merit bonus shall be in the discretion of the Compensation Committee. Any merit bonus awarded hereunder shall be paid within 30 days of the anniversary of the date hereof.

     5. PAYMENTS ON TERMINATION.

     (a) If Executive's employment terminates for any reason whatsoever, Employer shall pay to Executive within ten (10) days of such termination (i) the salary specified in subparagraph 4(a) hereof through the date of termination and
(ii) the bonus specified in subparagraph 4(b) hereof multiplied by a fraction the numerator of which is the number of days elapsed from the last anniversary of the date hereof to the date of termination and the denominator of which is 365.

     (b)(i) If Executive's employment is terminated by Employer without "cause" (as hereinafter defined in subparagraph 5(c) hereof), (ii) if Employer fails to renew this Agreement on terms acceptable to Executive and Executive terminates his employment with Employer after December 12, 1997, (iii) if Executive terminates his employment by Employer within 18 months after a "Change of Control" (as hereinafter defined in subparagraph 5(d) hereof) and after Executive is assigned any duties or responsibilities that are inconsistent with his position, duties, responsibilities or status on the date hereof, or his reporting responsibilities or titles in effect on the date hereof are changed, or (iv) Employer terminates Executive's employment for any reason whatsoever within 18 months after a Change of Control, then, in addition to the payments pursuant to subparagraph 5(a) hereof, Employer shall pay to Executive within ten
(10) days of such termination an amount equal to one hundred percent (100%) of his annual base salary and guaranteed bonus in effect on the date of termination and all unvested stock options issued to Executive will immediately vest as of the date of termination.

     (c) For the purposes of this Agreement, "cause" shall mean (i) the commission of a crime by Executive which constitutes a felony and has a material adverse effect on Employer; (ii) Executive's commission of any fraud, misappropriation or misconduct which causes demonstrable injury to Employer; or
(iii) the willful refusal by Executive to substantially perform his duties hereunder and his failure to cure such breach within ten (10) days after notice thereof from Employer.



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Dr. Jeremy Levin
December 12, 1995
Page 3


     (d) For the purposes of this Agreement, a "Change in Control" shall be deemed to have occurred when (i) any "person" (as such term is used in Sections 3(a)(9) and 13(d)(3) of the Securities Exchange Act of 1934, as amended) or group, other than Carl C. Icahn and his affiliates, is or becomes the beneficial owner, directly or indirectly, of securities of Employer representing 25% or more of the combined voting power of the then outstanding securities of the Company (assuming the conversion of all outstanding convertible preferred stock of Employer); or (ii) three or more persons are elected to the Board of Directors who were not placed in nomination for that office by the Board of Directors; or (c) Executive is not re-elected to the Board of Directors of Employer at the expiration of his term of office; or (d) Employer combines with another company and the shareholders of Employer hold less than 50% of the total of all voting shares outstanding or to be outstanding as a result of the combination or Employer's directors constitute less than a majority of the board of directors of the combined entity.

     6. EMPLOYEE BENEFIT PLANS. During the period of employment hereunder, Executive shall be entitled to participate in any life insurance, medical insurance, dental insurance, retirement, pension, profit-sharing or other benefit plans or arrangements now or hereafter generally made available by Employer to employees of Employer.

     7. REIMBURSEMENT OF EXPENSES.

     (a) Employer shall reimburse Executive for all expenses incurred by him on behalf of Employer in the performance of his duties hereunder, in accordance with its standard practices and procedures in effect from time to time but in any event within thirty (30) days after Executive submits written vouchers evidencing such expenses and the purposes for which the same were incurred.

     (b) Employer will pay or reimburse Executive for all costs and expenses (including court costs and attorney's fees) incurred by Executive as a result of any claim, action or proceeding arising out of, or challenging the validity, or enforceability of, this Agreement or any provision hereof.

     8. VACATIONS. In connection with his employment hereunder, Executive shall be entitled to reasonable vacations consistent with the policies of Employer with respect to executive vacations.



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Dr. Jeremy Levin
December 12, 1995
Page 4


     9. NOTICES. All notices and other communications hereunder shall be in writing and shall be delivered personally or sent by registered or certified mail, return receipt requested, to the other party hereto at his or its address as set forth in the beginning of this Agreement. Either party may change the address to which notices and other communications hereunder shall be sent by sending written notice of such change of address to the other party.

     10. ASSIGNABILITY AND BINDING EFFECT. This Agreement shall not be assignable by Employer or Executive. This Agreement shall inure to the benefit of and shall be binding upon the heirs, executors, administrators and legal representatives of Executive, and shall inure to the benefit of and be binding upon Employer and its successors.

     11. COMPLETE UNDERSTANDING; AMENDMENTS. This Agreement constitutes the complete understanding between the parties with respect to the employment of Executive hereunder, and no statement, representation, warranty or covenant has been made by either party with respect thereto except as expressly set forth herein. This Agreement shall not be altered, modified or amended except by a written instrument signed by each of the parties hereto.

     12. GOVERNING LAW. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York.

     13. PARAGRAPH HEADINGS. The paragraph headings of this Agreement are for convenience of reference only and shall not limit or define the text hereof.

     Please confirm that the foregoing represents our agreement by signing the enclosed copy of this letter where indicated and returning the same to us, whereupon this letter shall constitute a valid and binding agreement between us.

                                            CADUS PHARMACEUTICAL CORPORATION


                                            By: /s/ JAMES S. RIELLY
                                                ------------------------------
                                                  James S. Rielly, Treasurer


AGREED AND ACCEPTED:

/S/ JEREMY M. LEVIN
- ------------------------
    JEREMY M. LEVIN